NASTECH PHARMACEUTICAL COMPANY INC.

AMENDMENTS TO CERTAIN GRANT AGREEMENTS

WHEREAS, restricted stock grant agreements dated as of July 1, 2005, September 7, 2005, July 14, 2006 and July 2, 2007 (the “Agreements”) were entered into by and between Nastech Pharmaceutical Company Inc. (the “Company”), a Delaware corporation, and Bruce R. York (the “Grantee”); and

WHEREAS, the Company wishes to amend the Agreements and the Grantee wishes to do the same;

NOW, THEREFORE, the undersigned do hereby agree that the following sentence shall be added at the end of Section 1.3 of each of the Agreements:

Notwithstanding any provision of this Agreement to the contrary, if there is any conflict between the provisions of this Agreement and the employment agreement entered into by the Grantee and Nastech Pharmaceutical Company Inc. effective as of March 7, 2008 (the “Employment Agreement”), the provisions of the Employment Agreement shall control.

IN WITNESS WHEREOF, the parties have executed these Amendments effective as of March 7, 2008.

Company:	NASTECH PHARMACEUTICAL COMPANY INC. By: /s/ Steven C. Quay

Name: Steven C. Quay, M.D., Ph.D. Title: Chief Executive Officer
Grantee:	/s/ Bruce R. York

Name: Bruce R. York Title: Chief Financial Officer